SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) March 26, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



         Pennsylvania                0-10822              25-1229323
(State of other jurisdiction (Commission File Number)    (IRS Employer
       of incorporation)                              Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (412) 349-1811


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)


Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On March 26, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that it has entered into an Agreement with American Superpower Group, Inc. (ASG) of Great Neck, New York, USA to form a joint venture between the two companies for the purpose of sales and distribution of Biocontrol's products in the Peoples Republic of China, Taiwan and Hong Kong.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release



                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/   Fred E. Cooper
                                            Fred E. Cooper, CEO

DATED: March 26, 1997
-----------------------------------------------------------------------------
BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Release:  Immediate

For More Information, Call:

Investors              Media
Diane McQuaide                                    Susan Taylor
Alan Wexler
Biocontrol Technology  Biocontrol Technology      American
Superpower
1.412.429.0673  phone  1.412.279.9455  phone      1.516.829.1688
phone
1.412.279.9690  fax    1.412.279.9447  fax   1.516.829.1689  fax

                BIOCONTROL TO FORM JOINT VENTURE

      Pittsburgh, PA - March 26, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it has entered into an Agreement with American Superpower Group, Inc. (ASG) of Great Neck, New York, USA to form a joint venture between the two companies for the purpose of sales and distribution of Biocontrol's products in the People's Republic of China, Taiwan and Hong Kong.
     The Agreement, which was signed on March 25, 1997, calls for the new joint venture company to be owned seventy-five percent (75%) by ASG and twenty-five (25%) by Biocontrol.
     The Agreement further calls for BICO and/or its subsidiaries to sell its products to the joint venture company at a profit. The products will in turn be sold in China, Taiwan, and Hong Kong.
     Originally founded in 1939 in the Far East for construction, shipbuilding, oil drilling, and general business investment, ASG was chartered in New York State in 1978 to pursue a broad range of joint projects.
      American Superpower Group is headed by Chairman and Chief Executive Officer K. C. Abraham Chow and President Yween Ling Chow.
      Mr. Chow, who was born in Shanghai, is now a United States citizen who has lived and worked in the United States for many years. He is a graduate of St. John's University in Shanghai, trained in architecture and mechanical engineering. With over 40 years of US and overseas business experience, Mr. Chow has developed strong relationships with Chinese government officials and industry leaders and is committed to developing the potential for foreign access to the China market.
      President Yween Ling Chow is a business graduate of the University of California and has been extensively involved in Asian/American business for the last 15 years.
      ASG has majority ownership in nine (9) other Chinese joint ventures, all of which are headed by Mr. Chow. Major ventures include Shanghai Offshore Petroleum Engineering Corporation (SOPEC). The partners in SOPEC are Bank of China, Shanghai Shipbuilding Corporation, Shanghai Investment and Trust Corporation and First Bureau of Mechanical & Electrical Corporation. Additional joint ventures are Benxi Baoxi Cold Rolling Factory with partner Benxi Iron and Steel Works; Benxi Xida Tinplate Co.; Anhui Baoqing Electrolytic Tinplate Co. Ltd.; Zhuozhuo Amaee Tinplate Co., Ltd.; American Hightech University; Dalian Superpower Distilled Water Factory; and Benxi Economic, Hightech Zone (for urban development).
      Of the Agreement between ASG and Biocontrol, Mr. Alan Wexler, vice president of American Superpower, said, "A healthy relationship between two great companies and two great countries will yield significant profits for both companies."
      Biocontrol Chief Executive Officer, Fred E. Cooper, said "This joint venture gives our shareholders an exciting opportunity to share in the vast and growing Chinese business market. American Superpower's long-standing presence and excellent reputation in that market will certainly pave the way for BICO to take into China its innovative medical and environmental products, which include the Diasensorr 1000 noninvasive glucose sensor, BioLogic-HT Systemr for hyperthermia treatment in AIDS and cancer, and PRPr and BIO-SOKr oil spill response products."
      Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, Pennsylvania USA and is involved in the development and manufacture of biomedical devices and environmental products.